                                                                    Exhibit 99.1






                 Financial Statements and Supplemental Schedules

                   Robbins & Myers, Inc. Employee Savings Plan

       DECEMBER 31, 2001 AND 2000 AND FOR THE YEAR ENDED DECEMBER 31, 2001
                      WITH REPORT OF INDEPENDENT AUDITORS

                   Robbins & Myers, Inc. Employee Savings Plan

                 Financial Statements and Supplemental Schedules



                         December 31, 2001 and 2000 and
                      for the year ended December 31, 2001




                                TABLE OF CONTENTS

Report of Independent Auditors ................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits ...............................2
Statement of Changes in Net Assets Available for Benefits .....................3
Notes to Financial Statements .................................................4

Supplemental Schedules

Schedule H, Line 4i--Schedule of Assets (Held at End of Year) .................9
Schedule H, Line 4j--Schedule of Reportable Transactions .....................10

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying statements of net assets available for benefits of the Robbins & Myers, Inc. Employee Savings Plan as of December 31, 2001 and 2000 and related statement of changes in net assets available for benefits for the year ended December 31, 2001, as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2001 and 2000, and the changes in its net assets available for benefits for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2001 and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                              /s/ Ernst & Young LLP

April 16, 2002
Dayton, Ohio

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                 Statements of Net Assets Available for Benefits


                                                             DECEMBER 31
                                                         2001           2000
                                                     ---------------------------
ASSETS
Investments at fair value                            $43,611,289     $44,141,081
Participant loans at estimated fair value              1,137,760       1,149,806
                                                     ---------------------------
Total investments                                     44,749,049      45,290,887


Contributions receivable:
    Employer                                              51,478          56,789
    Employee                                             179,310         194,282
                                                     ---------------------------
Total receivables                                        230,788         251,071
                                                     ---------------------------
Net assets available for benefits                    $44,979,837     $45,541,958
                                                     ===========================

SEE ACCOMPANYING NOTES.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

            Statement of Changes in Net Assets Available for Benefits

                          Year ended December 31, 2001




ADDITIONS
Employee contributions                                             $  2,895,356
Employer contributions                                                  953,647
Dividend income - Robbins & Myers, Inc. common stock                     58,045
Dividend and interest income                                          1,408,003
                                                                   ------------
Total additions                                                       5,315,051

DEDUCTIONS
Benefits paid directly to participants                                2,567,146
Net depreciation in fair value of investments                         3,310,026
                                                                   ------------
Total deductions                                                      5,877,172
                                                                   ------------

Net decrease                                                           (562,121)

Net assets available for benefits, at beginning of year              45,541,958
                                                                   ------------

Net assets available for benefits, at end of year                  $ 44,979,837
                                                                   ============


SEE ACCOMPANYING NOTES.

                   Robbins & Myers, Inc. Employee Savings Plan

                          Notes to Financial Statements

                                December 31, 2001



1. DESCRIPTION OF PLAN

The Robbins & Myers, Inc. Employee Savings Plan (the Plan) is a defined contribution plan which covers salaried employees of Robbins & Myers, Inc. (the Company) and its U.S. subsidiaries. Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. The Company contributes a minimum of 50 percent of an employee's annual contribution and may elect to make up to an additional 20 percent contribution at year-end. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

Participants may borrow from their fund accounts a maximum of the lesser of 50% of their vested account balance or $50,000 reduced by the outstanding balance of loans from the Plan on the date the loan is made or by the highest outstanding loan balance in their account during the prior twelve month period. All loans must be repaid in level payments on at least a quarterly basis over a five-year period except if the loan is for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates.

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

                                              VESTING
    YEARS OF VESTING SERVICE                 PERCENTAGE
-----------------------------------------------------------

Less than 1 year                                 0%
1 year but less than 2 years                    20%
2 years but less than 3 years                   40%
3 years but less than 4 years                   60%
4 years but less than 5 years                   80%
5 years or more                                100%


Each participant's account is credited with the participant's contribution and allocation of (a) the Company's contribution and (b) Plan earnings. Participant's direct the investment of their contributions and earnings thereon between the investment options provided by the Plan. Company contributions are invested in the Company's common stock. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

                   Robbins & Myers, Inc. Employee Savings Plan

1. DESCRIPTION OF PLAN (CONTINUED)

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their balances.

The foregoing description of the Plan provides only general information. Additional information about the plan agreement is contained in the Summary Plan Description. Copies are available from the Corporate Benefits Committee.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices that represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust (Vanguard Retirement Savings Trust) are based on quoted redemption values on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

                   Robbins & Myers, Inc. Employee Savings Plan

3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 4, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Subsequent to this issuance of the determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Corporate Benefits Committee believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended, is qualified and the related trust is tax exempt.

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                                        2001            2000
                                                     ---------------------------

Robbins & Myers, Inc. common stock                   $5,938,640       $6,618,046
The Vanguard Group, Inc.:
   Wellington Fund                                    5,946,701        5,664,504
   Windsor Fund                                       7,500,642        6,273,553
   U.S. Growth Fund                                   4,026,251        5,129,950
   Retirement Savings Trust                           6,705,504        5,077,570
   500 Index Fund                                     7,246,606        9,055,418

                   Robbins & Myers, Inc. Employee Savings Plan

4. INVESTMENTS (CONTINUED)

During the year ended December 31, 2001, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

                                                             NET REALIZED AND
                                                         UNREALIZED APPRECIATION
                                                         (DEPRECIATION) IN FAIR
                                                          VALUE OF INVESTMENTS
                                                         -----------------------

 Robbins & Myers, Inc. common stock                            $  (177,282)
                                                               ===========

 The Vanguard Group, Inc. (shares of registered
   investment companies):
   Wellington Fund                                             $  (208,537)
   Windsor Fund                                                    162,612
   Windsor II Fund                                                (119,268)
   U.S. Growth Fund                                             (1,720,423)
   500 Index Fund                                               (1,129,334)
   International Growth Fund                                      (175,583)
   Small-Cap Index Fund                                             33,177
   Total Bond Market Index Fund                                     24,612
                                                               -----------
 Total shares of registered investment companies
                                                               $(3,132,744)
                                                               ===========

5. NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets relating to the nonparticipant-directed investments as of December 31 is as follows:

                                                        2001           2000
                                                      --------------------------

ASSETS:
   Robbins & Myers, Inc. common stock                 $5,938,640      $6,618,046

                   Robbins & Myers, Inc. Employee Savings Plan

5. NONPARTICIPANT-DIRECTED INVESTMENTS (CONTINUED)

Information about the changes in net assets relating to the nonparticipant-directed investments for the year ended December 31, 2001 is as follows:

ADDITIONS
Net appreciation in fair value of investments                       $  (177,282)
Contributions                                                         1,194,570
Interest and dividends                                                   58,045
                                                                    -----------
Total additions                                                       1,075,333

DEDUCTIONS
Benefit payments and withdrawals                                        455,609
                                                                    -----------
Total deductions                                                        455,609

Interfund transfers out                                              (1,299,130)
                                                                    -----------

Net decreases                                                          (679,406)
Net assets available for benefits, at beginning of year               6,618,046
                                                                    -----------
Net assets available for benefits, at end of year                   $ 5,938,640
                                                                    ===========

6. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 2001 and 2000, the Plan held 253,680 and 274,323 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 2001, shares were purchased at a total cost of $2,058,940 and shares were sold at a total selling price of $2,561,065.

                             SUPPLEMENTAL SCHEDULES

                              Robbins & Myers, Inc.
                              Employee Savings Plan

           Employer Identification Number 31-0424220/ Plan Number 011

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)


                                December 31, 2001


                                                 DESCRIPTION OF INVESTMENTS
                                                  INCLUDING MATURITY DATE
      IDENTITY OF ISSUE, BORROWER,             RATE OF INTEREST, COLLATERAL,                             CURRENT
         LESSOR OR SIMILAR PARTY                   PAR OR MATURING VALUE                COST              VALUE
----------------------------------------------------------------------------------------------------------------------

Robbins & Myers, Inc. *                      253,680 shares of common
                                               stock                                    $ 6,251,021       $ 5,938,640
The Vanguard Group, Inc.:*
    Wellington Fund                          218,148 units of Registered
                                               Investment Company                        **                 5,946,701
    Windsor Fund                             479,581 units of Registered
                                               Investment Company                        **                 7,500,642
    Windsor II Fund                          70,441 units of Registered
                                               Investment Company                        **                 1,802,589
    U.S. Growth Fund                         213,594 units of Registered
                                               Investment Company                        **                 4,026,251
    Retirement Savings Trust                 6,705,504 units of Common
                                               Collective Trust                          **                 6,705,504
    500 Index Fund                           68,435  units of Registered
                                               Investment Company                        **                 7,246,606
    International Growth Fund                50,065 units of Registered
                                               Investment Company                        **                   751,471
    Prime Money Market Fund                  508,706 units of Registered
                                               Investment Company                        **                   508,706
    Small Cap Index Fund                     82,402 units of Registered
                                               Investment Company                        **                 1,633,203
    Total Bond Market Index Fund             152,956 units of Registered
                                               Investment Company                        **                 1,550,976
Participant Loans                            Interest rates from 5.75-9.75%                                 1,137,760
                                                                                 -------------------------------------
                                                                                        $ 6,251,021       $44,749,049
                                                                                 =====================================




*     Party-in-interest to the Plan.
** Cost of asset is not required to be disclosed as investment is participant-directed.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

           Employer Identification Number 31-0424220/ Plan Number 011

            Schedule H, Line 4j - Schedule of Reportable Transactions

                          Year ended December 31, 2001


                                               DESCRIPTION                                                   CURRENT VALUE      NET
                      IDENTITY OF                  OF            PURCHASE       SELLING         COST OF       OF ASSET ON      GAIN
                     PARTY INVOLVED               ASSET            PRICE          PRICE          ASSET      TRANSACTION DATE  (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
CATEGORY (III)--A SERIES OF TRANSACTIONS IN EXCESS
  OF 5 PERCENT OF PLAN ASSETS


Robbins & Myers, Inc.                  Shares of Common Stock    $2,058,940      $       -     $ 2,058,940    $ 2,058,940  $       -
                                                                          -      2,561,065       2,142,591      2,561,065    418,474



Note:  Sections (e) and (f) are not applicable.  There were no category (i),
       (ii), or (iv) transactions during the year.